Exhibit 5.4

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606-1720

(312) 407-0700

Fax : (312) 407-0411

http://www.skadden.com

August 10, 2009

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation Post-Effective Amendment No. 1 to Registration Statement (File No. 333-157537) on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-157537, the “Form S-3”), filed on February 26, 2009, and post-effective amendment no. 1 to the Form S-3 (the “Amendment” and, together with the Form S-3, the “Registration Statement”) to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Amendment relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of guarantees of senior or subordinated debt securities of the Company, which may be issued in one or more series (the “Debt Securities”), by subsidiaries of the Company (the “Subsidiary Guarantees”), including guarantees of the Debt Securities by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”). Any Debt Securities are to be issued pursuant to the Indenture, dated March 27, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(1)                                  the Registration Statement; and

(2)                                  the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and the Subsidiary Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect thereof on such parties. We have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by a duly authorized officer of the Trustee. We have also assumed that the Company and the Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Company and the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, we have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the choice of New York law to govern the Indenture and the Subsidiary Guarantees is a valid and legal provision and that the Indenture was duly authorized, executed and delivered by the Trustee. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

We do not express any opinion as to any laws other than the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.  The Debt Securities and the Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) any supplemental indenture in respect of such Offered Subsidiary Guarantee has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee; and (g) the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I
Subsidiary Guarantors

Ball Asia Services Limited
Ball Container LLC
Ball Glass Container Corporation
Ball Glass Containers, Inc.
Ball Holdings Corp.
Ball Holdings LLC
Ball Technology Services Corporation
Ball Corporation, a Nevada corporation
Ball Metal Container Corporation